As filed with the Securities and Exchange Commission on April __, 1999
                                                       Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, DC  20549
                                ---------------------
                                       FORM S-8

                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933

                             AFTERMARKET TECHNOLOGY CORP.
                (Exact Name of Registrant as Specified in its Charter)

                 DELAWARE                                   95-4486486
       (State or Other Jurisdiction                      (I.R.S. Employer
     of Incorporation or Organization)                Identification Number)

      ONE OAK HILL CENTER - SUITE 400                         60559
               WESTMONT, IL                                 (Zip Code)
 (Address of Principal Executive Offices)

                             AFTERMARKET TECHNOLOGY CORP.
                              1998 STOCK INCENTIVE PLAN
                               (Full Title of the Plan)

                              JOSEPH SALAMUNOVICH, ESQ.
                    VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                             AFTERMARKET TECHNOLOGY CORP.
                             900 OAKMONT LANE - SUITE 100
                                 WESTMONT, IL  60559
                       (Name and Address of Agent for Service)
                                    (630) 455-6000
            (Telephone Number, Including Area Code, of Agent for Service)

                                    --------------

Copies of all communications, including all communications sent to agent for service, should be sent to:

                                  Ronald O. Mueller
                             Gibson, Dunn & Crutcher LLP
                        1050 Connecticut Avenue, NW, Suite 900
                                Washington, DC  20036
                                    (202) 955-8500


--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
                                               CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
                                                               PROPOSED              PROPOSED MAXIMUM       AMOUNT OF
       TITLE OF SECURITIES            AMOUNT TO BE      MAXIMUM OFFERING PRICE      AGGREGATE OFFERING     REGISTRATION
        TO BE REGISTERED               REGISTERED              PER SHARE                  PRICE                FEE
--------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $.01
 per share . . .                      1,200,000(1)                N/A                       (2)             $3,007.60
--------------------------------------------------------------------------------------------------------------------------



(1) Pursuant to Rule 416(a), this Registration Statement also registers such number of additional securities that may be offered pursuant to the terms of the Aftermarket Technology Corp. 1998 Stock Incentive Plan which provides for a change in the amount or type of securities being offered or issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(2) Calculated pursuant to Rule 457(h)(1) and Rule 457(c) based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on April 28, 1999, which was $9.0156.

                                   EXPLANATORY NOTE

     This Registration Statement on Form S-8 is being filed by Aftermarket Technology Corp., a Delaware corporation (the "Registrant"), relating to 1,200,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), which may be offered and sold pursuant to the Aftermarket Technology Corp. 1998 Stock Incentive Plan (the "Plan").

                                        PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

          Not filed as part of this Registration Statement pursuant to Note to
Part 1 of Form S-8.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

          Not filed as part of this Registration Statement pursuant to Note to
Part 1 of Form S-8.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents of the Registrant filed or to be filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

(1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed on March 29, 1999;

(2) The Registrant's reports on Form 8-K filed on February 25, 1999 and April 1, 1999;

(3) The description of the Common Stock set forth in the Registrant's registration statement on Form 8-A, filed with the Commission on November 27, 1996, File No. 000-21803, together with any amendment or report filed with the Commission for the purpose of updating such description; and

(4) All reports and other documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Certain legal matters with respect to the validity of the Common Stock registered hereby have been passed upon for the Registrant by Joseph Salamunovich, Secretary and General Counsel of the Registrant. Mr. Salamunovich is employed by the Registrant, has received under the Plan options to purchase 10,000 shares of Common Stock, and is eligible to receive additional awards under the Plan from time to time in the future.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of the Company under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Company's Certificate of Incorporation and Bylaws provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation or enterprise. The Company may, in its discretion, similarly indemnify its employees and agents. The Certificate of Incorporation relieves its directors from monetary damages to the Company or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith,
(iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violation of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemption and dividends, or (v) for any transactions from which the director derived an improper personal benefit. Depending upon the character of the proceeding, under Delaware law, the Company may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no cause t believe his or her conduct was unlawful. To the extent that a director or officer of the Company has been successful in the defense of any action, suit or proceeding referred to above, the Company will be obligated to indemnify him or her against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

          The Company has entered into separate but identical indemnification agreements (the "Indemnification Agreements") with each director and executive officer of the Company. The Indemnification Agreements provide for, among other things, the following: (i) indemnification to the fullest extent permissible by law against any and all expenses (including attorneys' fees and all other costs and obligations of any nature whatever), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection therewith) of any claim, unless the Company determines that such indemnification is not permitted under applicable law; (ii) the prompt advancement of expenses to the director or officer, including attorneys' fees and all other costs, fees, expenses and obligations paid or incurred in connection with investigating or defending any threatened, pending or completed action, suit or proceeding related to the fact that such director or officer, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, and for repayment to the Company if it is found that such director or officer is not entitled to such indemnification under applicable law; (iii) a mechanism through which the director or officer may seek court relief in the event the Company determines that the director or officer is not permitted to be indemnified under applicable law (and therefore is not entitled to indemnification under the Indemnification Agreement); and (iv) indemnification against expenses (including attorneys' fees) incurred in seeking to collect from the Company an indemnity claim or advancement of expenses to the extent successful. The Company has purchased a policy of directors' and officers' liability insurance.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

     5         Opinion of Joseph Salamunovich, Esq.
     23.1      Consent of Ernst & Young LLP.
     23.2      Consent of Joseph Salamunovich, Esq. (filed as part of
               Exhibit 5).
     24        Power of Attorney (included on signature page)

ITEM 9.   UNDERTAKINGS.

     (1)  The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          PROVIDED, HOWEVER, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westmont, Illinois, on this 30th day of April, 1999.

                              AFTERMARKET TECHNOLOGY CORP.


                              By:   /s/  Joseph Salamunovich
                                   -------------------------------------
                                   Joseph Salamunovich
                                   Vice President, Secretary and
                                   General Counsel


          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Salamunovich his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her in his or her name, and in any and all capacities, to sign all amendments (including post-effective amendments) to the Registration Statement to which this power of attorney is attached and all subsequently filed registration statements including any amendments thereto, for the same offerings that are to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file all such amendments, registration statements and all exhibits to them and other documents to be filed in connection with them, with the Securities and Exchange Commission.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


           Signature                         Title                    Date
           ---------                         -----                    ----
    /s/ Michael T. DuBose            Chairman of the Board,      April 30, 1999
  ----------------------------   President and Chief Executive
       Michael T. DuBose          Officer (Principal Executive
                                            Officer)

    /s/ Barry C. Kohn               Chief Financial Officer      April 30, 1999
  ----------------------------      (Principal Financial and
         Barry C. Kohn                Accounting Officer)

    /s/ Robert Anderson                     Director             April 30, 1999
  ----------------------------
        Robert Anderson

    /s/ Richard R. Crowell                  Director             April 30, 1999
  ----------------------------
       Richard R. Crowell

    /s/ Dale F. Frey                        Director             April 30, 1999
  ----------------------------
          Dale F. Frey

    /s/ Mark C. Hardy                       Director             April 30, 1999
  ----------------------------
         Mark C. Hardy

    /s/ Michael J. Hartnett                 Director             April 30, 1999
  ----------------------------
      Michael J. Hartnett

    /s/ Gerald L. Parsky                    Director             April 30, 1999
  ----------------------------
        Gerald L. Parsky

    /s/ Richard K. Roeder                   Director             April 30, 1999
  ----------------------------
       Richard K. Roeder

    /s/ William A. Smith                    Director             April 30, 1999
  ----------------------------
        William A. Smith

    /s/ J. Richard Stonesifer               Director             April 30, 1999
  ----------------------------
      J. Richard Stonesifer


                                    EXHIBIT INDEX


Exhibit             Description                                   Sequentially
-------        ---------------------------------------------     -------------
Number                                                           Numbered Page
-------                                                          --------------
  5            Opinion of Joseph Salamunovich, Esq.
  23.1         Consent of Ernst & Young LLP.
  23.2         Consent of Joseph Salamunovich, Esq. (filed as
               part of Exhibit 5).
  24           Power of Attorney (included on signature page)
